UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 2020 Zhongshanxi Road
Room 502A40
Xuhui District, Shanghai, China 200030

(Address of Principal Executive Offices) (Zip code)

+86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02. Entry into a Material Definitive Agreement.

On February 23, 2021, Code Chain New Continent Limited (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Sichuan RiZhanYun Jisuan Co., Ltd., (the “Seller”) to purchase a total of 10,000 Bitcoin mining machines (the “Assets”) for a total purchase price of RMB 24,000,000 (approximately US$3,713,388 based on the exchange rate of USD:RMB 1:6.4631 as of February 23, 2021), adjustable based on a valuation report to be provided by a valuation firm mutually agreed by the parties. The Seller shall cause revenue and any other source of income from the operation of the Assets to be paid to the Company, payable in cryptocurrency to be deposited into a cryptocurrency wallet held by the Company on a daily basis. The company has further agreed to issue to the Seller RMB 56,000,000 (approximately US$8,664,573) worth of common stock of the Company (the “Bonus Shares”) if the Assets generate an average net profit per day per machine on behalf of the Company during the one year following the closing of the transaction (the “Daily Profit”) equals to RMB 150,000 (approximately US$23,209). If the Daily Profit is less than RMB 150,000 (approximately US$23,209), the Company shall issue to the Seller the Bonus Shares on a pro rata basis. If the Daily Profit is more than RMB 150,000 (approximately US$23,209), the Company shall issue to the Seller additional shares of common stock in proportion to the amount that is in excess.

The Company has 30 days to perform due diligence and may extend the period for an additional 30 days upon written notification to the Seller. If the Company, in its sole discretion, does not approve any of the due diligence items or any of the information provided to the Company, it may, at its option, terminate the Agreement, whereupon the Agreement shall become null and void and of no further force and effect. The closing of this transaction will take place after the completion of the due diligence.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 23, 2021

99.1	Press Release - Code Chain New Continent Limited Announces Purchasing of 10,000 Bitcoin Mining Machines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: March 1, 2021	By:	/s/ Weidong (David) Feng
	Name:	Weidong (David) Feng
	Title:	Co-CEO

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